SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
                 Filed by the Registrant                     [X]

                 Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

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[  ]  Preliminary Proxy Statement



[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))



[  ]  Definitive Proxy Statement



[X]   Definitive Additional Materials



[  ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

      Fidelity Advisor Series II

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Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.



[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which

               transaction applies:



          (2)  Aggregate number of securities to which

               transaction applies:



          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



          (4)  Proposed maximum aggregate value of transaction:



          (5)  Total Fee Paid:


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[  ]  Fee paid previously with preliminary materials.



[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)

      and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Fund(s) Shareholder:
THE SCHEDULED MAY 13TH SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION!
Several weeks ago we mailed you a letter reminding you to vote on these important proposals that affect your fund(s). To date, we have not received your ballot.
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery. The attached Federal Express envelope addressed to the proxy tabulator has been provided to speed the return of your signed proxy. To use this return envelope, simply call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location. There is no charge to you for sending the overnight package.
To cast your ballot, simply record your vote on the enclosed proxy card(s). You can mail your signed proxy card(s) in the Federal Express envelope provided, or fax both the FRONT and BACK of your signed proxy card(s) to 1-888-451-VOTE. Be sure to sign the card(s) before mailing it/them in the envelope provided, or faxing it/them to the number above. You also have the option of voting your shares by calling our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155 weekdays from 8 a.m. - 8 p.m. EST.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
         ADVII-PXLON-0398